Exhibit 3.2

Articles of Association

of Mereo BioPharma Group plc

The Companies Act 2006

Public Company

(as adopted by special resolution passed on

[6 April 2018])

New Articles of Association

of

Mereo BioPharma Group plc (the “Company”)

(as adopted by special resolution passed on [6 April 2018])

Table of Contents

INTERPRETATION AND LIMITATION OF LIABILITY		1
1	Preliminary	1
2	Liability of Members	5

DIRECTORS, DIRECTORS’ POWERS AND RESPONSIBILITIES		5
3	Directors’ general authority	5
4	Directors’ authority to allot	6
5	Pari passu issues	6
6	Members’ reserve power	6
7	Directors may delegate	6
8	Committees	6
9	Observer rights	7
10	Power to establish local boards	7

DECISION-MAKING BY DIRECTORS		7
11	Directors to take decisions collectively	7
12	Calling a Directors’ meeting	7
13	Participation in Directors’ meetings	8
14	Quorum for Directors’ meetings	8
15	Meetings where total number of Directors less than quorum	8
16	Chairing Directors’ meetings	9
17	Voting at Directors’ meetings: general rules	9
18	Chairman’s casting vote at Directors’ meetings	9
19	Transactions with the Company	9
20	Conflicts of interest	11
21	Directors permitted to retain benefits	13
22	Board’s ruling is final	14
23	Proposing Directors’ written resolutions	14
24	Adoption of Directors’ written resolutions	14
25	Directors’ discretion to make further rules	15
26	Directors’ power relating to other companies	15

APPOINTMENT OF DIRECTORS		15
27	Number of Directors	15

i

28	Methods of appointing Directors	15
29	Retiring Directors	15
30	Deemed re-appointment	16
31	Procedure if insufficient Directors appointed	16
32	Removal of Directors	16
33	Termination of Director’s appointment	17
34	Directors’ remuneration	17
35	Directors’ expenses	18
36	Authentication of Documents	18
37	Appointment, remuneration and removal	18

DECISION-MAKING BY MEMBERS ORGANISATION OF GENERAL MEETINGS		19
38	Frequency of meetings and quorum	19
39	Calling general meetings	19
40	Attendance and speaking at general meetings	19
41	Quorum for general meetings	20
42	Chairing general meetings	20
43	Attendance and speaking by Directors and non-Members	21
44	Adjournment	21
45	Procedure where meetings held at more than one place	22

VOTING AT GENERAL MEETINGS		22
46	Voting: general	22
47	Errors and disputes	23
48	Demanding a poll	23
49	Procedure on a poll	24
50	Votes of Members	24
51	Votes on a show of hands or on a poll	25
52	Votes of joint holders	25
53	Voting on behalf of incapable Member	26
54	No right to vote where sums overdue on Shares	26
55	A proxy’s obligations to vote	26
56	Appointment of proxies	26
57	Multiple Proxies	26
58	Content of Proxy Notices	26
59	Delivery of Proxy Notices	27
60	Proxy and Uncertificated Shares	28
61	Corporations acting by representatives	29
62	Amendments to resolutions	29

RESTRICTIONS ON MEMBERS’ RIGHTS		29
63	No voting of Shares on which money owed to Company	29

APPLICATION OF RULES TO CLASS MEETINGS		30
64	Class meetings	30

SHARES AND DISTRIBUTIONS ISSUE OF SHARES		30
65	Powers to issue different classes of Share	30
66	Payment of commissions on subscription for Shares	30

INTERESTS IN SHARES		31
67	Company not bound by less than absolute interests	31
68	Renunciation	31
69	Rights attaching to Shares	31

VARIATION OF RIGHTS		31
70	Variation of rights	31

SHARE CERTIFICATES		31
71	Certificates to be issued except in certain cases	31
72	Contents and execution of Share Certificates	32
73	Consolidated Share Certificates	32
74	Replacement Share Certificates	33

SHARES NOT HELD IN CERTIFIED FORM		33
75	Uncertificated Shares	33
76	Share warrants	35

PARTLY PAID SHARES		35
77	Company’s Lien over Partly Paid Shares	35
78	Enforcement of the Company’s Lien	36
79	Call Notices	37
80	Liability to pay Calls	38
81	When Call Notice need not be issued	38
82	Failure to comply with Call Notice: automatic consequences	38
83	Notice of intended forfeiture	39
84	Directors’ power to forfeit Shares	39
85	Effect of forfeiture	40
86	Procedure following forfeiture	41
87	Surrender of Shares	42
88	Power to sell Shares of untraced Members	42

TRANSFER AND TRANSMISSION OF SHARES		43
89	Transfers of Shares	43
90	Transfer of Uncertificated Shares	43
91	Transmission of Shares	44

92	Transmittees’ rights	44
93	Exercise of Transmittees’ rights	44
94	Transmittees bound by prior notices	44
95	Suspension of rights where non-disclosure of interests	45

CONSOLIDATION AND SUBDIVISION OF SHARES		47
96	Procedure for disposing of fractions of Shares	47

DISTRIBUTIONS		48
97	Procedure for declaring dividends	48
98	Currency of dividends	49
99	Calculation of dividends	49
100	Payment of dividends and other distributions	49
101	Uncashed dividends and other distributions	50
102	Deductions from distributions in respect of sums owed to the Company	50
103	No interest on distributions	51
104	Unclaimed distributions	51
105	Non-cash distributions	52
106	Waiver of distributions	52
107	Record dates	52
108	Return of capital	53
109	Distribution of Shares or other consideration on a transfer or sale	53
110	Scrip dividends	53

CAPITALISATION OF PROFITS		56
111	Authority to capitalise and appropriation of Capitalised Sums	56

MISCELLANEOUS PROVISIONS COMMUNICATIONS		57
112	Means of communication to be used	57
113	Hard Copy Form	57
114	Electronic form	57
115	Electronic means	58
116	Website	58
117	Sending or supplying any Document, information or notice by any other means	58
118	Joint holders	59
119	Members resident abroad	59
120	Presence at meeting evidence in itself of receipt of notice	59
121	Document, information or notice given by advertisement in certain circumstances	59
122	When Document, information or notice is deemed served	59
123	Manner of giving notice of general meetings	60

124	Omission or non-receipt of Document, notice or information	60
125	Service of Document, notice or information on person entitled by transmission	61
126	Notice when post not available	61
127	Failure to notify contact details	61
128	Reference to Documents being served etc.	62

ADMINISTRATIVE ARRANGEMENTS		62
129	Destruction of Documents	62
130	No right to inspect accounts and other records	63
131	Provision for employees on cessation of business	63

DIRECTORS’ INDEMNITY AND INSURANCE		63
132	Indemnity	63
133	Insurance	64
134	Defence expenditure	64

APPROVED DEPOSITARIES		65
135	Maintenance of register by Approved Depositary	65
136	Appointment of Approved Proxies	65
137	Rights of Appointed Proxies	65
138	Notices to Appointed Proxies	66
139	Payment of dividends to Appointed Proxies	66
140	Determination of entitlement of Appointed Proxies	66
141	No interest in Shares	67
142	Questions as to validity to vote Depositary Shares	67

v

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1	Preliminary

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company except in so far as they are repeated or contained in these Articles. The following shall be the articles of association of the Company.

1.1.	In the Articles, unless the context requires otherwise, the following words and expressions will have the meanings set out below:

Appointed Number	has the meaning given in Article 135

Appointed Proxy	has the meaning given in Article 136

Appointed Proxy Record Date	has the meaning given in Article 140.1

Approved Depositary	means a custodian or some other person appointed in Writing by the Directors whereby such custodian or other person holds or is interested in Ordinary Shares and issues securities or other documents of title or otherwise evidencing the entitlement of the Holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Directors for the purpose of these Articles

Articles	means these articles of association as altered from time to time

Associated Undertaking	has the meaning given in Article 20.1

Bankruptcy	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy

Board	means the Board of Directors of the Company as appointed from time to time in accordance with the Articles

Call	has the meaning given in Article 79.1

Call Notice	has the meaning given in Article 79.1

Call Payment Date	has the meaning given in Article 82.2(a)

Capitalised Sum	has the meaning given in Article 111.1(b)

Certificate	means a paper certificate (other than a Share warrant) evidencing a person’s title to specified Shares or other securities

Certificated	in relation to a Share, means that it is not an Uncertificated Share or a Share in respect of which a Share warrant has been issued and is current

Chairman	has the meaning given in Article 16.2

Chairman of the Meeting	has the meaning given in Article 42.3

Companies Acts	means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company

Company’s Lien	has the meaning given in Article 77.1

Default Shares	has the meaning given in Article 95.5

Depositary Shares	has the meaning given in Article 135

Direction Notice	has the meaning given in Article 95.5

Director	means a Director of the Company, and includes any person occupying the position of Director, by whatever name called

Distribution Recipient	has the meaning given in Article 100.2

Document	includes, unless otherwise specified, any document sent or supplied in Electronic Form

Elected Ordinary Shares	has the meaning given in Article 110(d)

Electronic Form	has the meaning given in section 1168 of the Companies Act 2006

Fully Paid	in relation to a Share, means that the nominal value and any premium to be Paid to the Company in respect of that Share have been Paid to the Company

Group	means the Company and its subsidiaries

Hard Copy Form	has the meaning given in section 1168 of the Companies Act 2006

Holder	in relation to Shares means the person whose name is entered in the register of Members as the holder of the Shares, or, in the case of a Share in respect of which a Share warrant has been issued (and not cancelled), the person in possession of that warrant

Instrument	means a Document in Hard Copy Form

Invesco Fund	the Invesco Perpetual High Income Fund

Invesco UK Strategic	the Invesco Perpetual UK Strategic Income Fund

Lien Enforcement Notice	has the meaning given in Article 78

London Stock Exchange	means London Stock Exchange plc

Member	has the meaning given in section 112 of the Companies Act 2006

Nasdaq	means the market known as Nasdaq operated by The Nasdaq OMX Group, Inc.

Nasdaq Rules	means the rules of Nasdaq

Novartis	Novartis Pharma AG Lichtstrasse 35, CH-4002, Basel, Switzerland

Ordinary Resolution	has the meaning given in section 282 of the Companies Act 2006

Ordinary Shares	means ordinary shares of £0.003 each in the Company

Paid	means paid or credited as paid

Partly Paid	in relation to a Share means that part of that Share’s nominal value or any premium at which it was issued has not been Paid to the Company

Persons Entitled	has the meaning given in Article 111.1(b)

Proxy Notice	has the meaning given in Article 58

Proxy Notification Address	has the meaning given in Article 59.1

Proxy Register	has the meaning given in Article 135

Regulations	means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755)

Relevant Director	has the meaning given in Article 132.4(b)

Relevant Loss	has the meaning given in Article 133.2(a)

Relevant Price	has the meaning given in Article 110(b)

Relevant Rate	has the meaning given in Article 82.2(b)

Relevant Rules	has the meaning given in Article 75.1

Relevant Situation	has the meaning given in Article 20.3

Relevant System	means the computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations

Retiring Directors	has the meaning given in Article 31.1

Shares	means shares in the Company

Special Resolution	has the meaning given in section 283 of the Companies Act 2006

Specified Place	has the meaning given in Article 45.2

Subsidiary	has the meaning given in section 1159 of the Companies Act 2006

Transmittee	means a person entitled to a Share by reason of the death or Bankruptcy of a shareholder or otherwise by operation of law

Uncertificated	in relation to a Share means that, by virtue of legislation (other than section 778 of the Companies Act 2006) permitting title to Shares to be evidenced and transferred without a Certificate, title to that Share is evidenced and may be transferred without a Certificate

WEIF	LF Woodford Equity Income Fund

WPCT	Woodford Patient Capital Trust plc

Writing	means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in Electronic Form or otherwise

1.2.	Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Companies Act 2006 as in force on the date when these Articles become binding on the Company.

1.3.	In accordance with section 31(1) of the Companies Act 2006, the objects of the Company are unrestricted.

2	Liability of Members

The liability of the Members is limited to the amount, if any, unpaid on the Shares held by them.

PART 2

DIRECTORS,

DIRECTORS’ POWERS AND RESPONSIBILITIES

3	Directors’ general authority

3.1.	Subject to the Articles, the Directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company other than those required by law or these Articles to be exercised by the Company at a general meeting.

3.2.	All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director or as a member of any such committee, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any such person or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

4	Directors’ authority to allot

The Company may from time to time pass an Ordinary Resolution authorising, in accordance with section 551 of the Companies Act 2006, the Board to exercise all the powers of the Company to allot Shares or to grant rights to subscribe for, or to convert any security into, any Shares.

5	Pari passu issues

If new Shares are created or issued which rank equally with any other existing Shares, or the Company purchases any of its own Shares, the rights of the existing Shares will not be regarded as changed or abrogated unless the terms of the existing Shares expressly say otherwise.

6	Members’ reserve power

6.1.	The Members may, by Special Resolution, direct the Directors to take, or refrain from taking, specified action.

6.2.	No such Special Resolution invalidates anything which the Directors have done before the passing of the resolution.

7	Directors may delegate

7.1.	Subject to the Articles, the Directors may delegate any of the powers which are conferred on them under the Articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions;

as they think fit.

7.2.	If the Directors so specify, any such delegation may authorise further delegation of the Directors’ powers by any person to whom they are delegated.

7.3.	The Directors may revoke any delegation in whole or part, or alter its terms and conditions.

8	Committees

8.1.	Committees to which the Directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by Directors.

8.2.	The Directors may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.

9	Observer rights

For as long as Novartis holds not less than one per cent. (1%) of the issued share capital of the Company, Novartis may appoint one observer of the Board who may attend but not participate or vote in any meeting of the Directors.

10	Power to establish local boards

10.1.	The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards and may determine their remuneration. The Directors may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors with power to subdelegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein and to act despite vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and either collaterally with or to the exclusion of its own powers, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it. Subject to this, the proceedings of any local board shall be governed by such of these Articles as regulate the proceedings of the Directors so far as they are capable of applying.

DECISION-MAKING BY DIRECTORS

11	Directors to take decisions collectively

11.1.	Decisions of the Directors may be taken:

(a)	at a Directors’ meeting; or

(b)	in the form of a Directors’ written resolution.

12	Calling a Directors’ meeting

12.1.	Any Director may call a Directors’ meeting.

12.2.	The Company secretary must call a Directors’ meeting if a Director so requests.

12.3.	A Directors’ meeting is called by giving notice of the meeting to the Directors.

12.4.	Notice of any Directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that Directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

12.5.	Notice of a Directors’ meeting must be given to each Director, but need not be in Writing.

12.6.	Any Director may waive their right to notice of any meeting and any such waiver may be retroactive.

12.7.	Notice of a Directors’ meeting need not be given to Directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than seven (7) days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

13	Participation in Directors’ meetings

13.1.	Subject to the Articles, Directors participate in a Directors’ meeting, or part of a Directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with the Articles; and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

13.2.	In determining whether Directors are participating in a Directors’ meeting, it is irrelevant where any Director is or how they communicate with each other.

13.3.	If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

14	Quorum for Directors’ meetings

14.1.	At a Directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

14.2.	The quorum for Directors’ meetings may be fixed from time to time by a decision of the Directors, but it must never be less than two, and unless otherwise fixed it is two.

15	Meetings where total number of Directors less than quorum

15.1.	This Article applies where the total number of Directors for the time being is less than the quorum for Directors’ meetings.

15.2.	If there is only one Director, that Director may appoint sufficient Directors to make up a quorum or call a general meeting to do so but not for any other purpose.

15.3.	If there is more than one Director:

(a)	a Directors’ meeting may take place, if it is called in accordance with the Articles and at least two Directors participate in it, with a view to appointing sufficient Directors to make up a quorum or calling a general meeting to do so; and

(b)	if a Directors’ meeting is called but only one Director attends at the appointed date and time to participate in it, that Director may appoint sufficient Directors to make up a quorum or call a general meeting to do so.

16	Chairing Directors’ meetings

16.1.	The Directors may appoint a Director to chair their meetings.

16.2.	The person so appointed for the time being is known as the Chairman.

16.3.	The Directors may appoint other Directors as deputy or assistant chairmen to chair Directors’ meetings in the Chairman’s absence.

16.4.	The Directors may terminate the appointment of the Chairman, deputy or assistant Chairman at any time.

16.5.	If neither the Chairman nor any Director appointed generally to chair Directors’ meetings in the Chairman’s absence is participating in a meeting within ten minutes of the time at which it was to start, the participating Directors must appoint one of themselves to chair it.

17	Voting at Directors’ meetings: general rules

17.1.	Subject to the Articles, a decision is taken at a Directors’ meeting by a majority of the votes of the participating Directors.

17.2.	Subject to the Articles, each Director participating in a Directors’ meeting has one vote.

18	Chairman’s casting vote at Directors’ meetings

18.1.	If the numbers of votes for and against a proposal are equal, the Chairman or other Director chairing the meeting has a casting vote.

18.2.	But 18.1 above does not apply if, in accordance with the Articles, the Chairman or other Director is not to be counted as participating in the decision-making process for quorum or voting purposes.

19	Transactions with the Company

19.1.	Provided that a Director has declared at a Directors’ meeting or in such other manner as the Directors may resolve to the other Directors the nature and extent of any interest of his, a Director notwithstanding his office may be a party to, or otherwise directly or indirectly interested in, any proposed or existing transaction or arrangement with the Company.

19.2.	Except as provided by the terms of any authorisation of a Relevant Situation (as defined in Article 20.3) or if Article 19.3 applies, a Director will not count in the quorum or be entitled to vote:

(a)	on a proposal under consideration concerning his appointment to an office or employment with the Company; or

(b)	on any undertaking or proposal in which the Director (or a person connected with the Director) is interested.

19.3.	This Article 19.3 applies when:

(a)	the Director’s interest arises solely through an interest in shares, debentures or other securities of or otherwise in or through the Company;

(b)	the Company by Ordinary Resolution applies the provision of these Articles which would otherwise prevent a Director from being counted as participating in, or voting at, a meeting of the Board;

(c)	the Director’s interest cannot reasonably be regarded as likely to give rise to a material conflict of interest; or

(d)	the Director’s conflict of interest arises from a permitted cause as set out in Article 19.4.

19.4.	For the purposes of Article 19.3, the following are permitted causes:

(a)	a guarantee, security or indemnity given, or to be given, by or to a Director in respect of an obligation incurred by or on behalf of the Company or any of its Subsidiaries;

(b)	subscription, or an agreement to subscribe, for shares or other securities of the Company or any of its Subsidiaries, or to underwrite, sub-underwrite, or guarantee an offer of any such shares or securities by the Company or any of its Subsidiaries for subscription, purchase or exchange;

(c)	arrangements pursuant to which benefits are made available to employees and Directors or former employees and Directors of the Company or any of its Subsidiaries which do not provide special benefits for Directors or former Directors;

(d)	the purchase or maintenance of insurance which the Company is empowered to purchase or maintain for any person who is a Director or other officer of the Company under which he may benefit;

(e)	the giving to a Director of an indemnity against liabilities incurred or to be incurred by that Director in the execution and discharge of his duties;

(f)	the provision to a Director of funds to meet expenditure incurred or to be incurred by that Director in defending criminal or civil proceedings against him or in connection with any application under any of the provisions mentioned in section 205(5) of the Companies Act 2006 or otherwise enabling him to avoid incurring that expenditure; or

(g)	proposals concerning another company in which he is interested directly or indirectly (whether as officer, shareholder or otherwise), if he and any other persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Companies Act 2006) representing one per cent or more of the issued shares of any class of the equity share capital of that company (or of any third company through which his or their interest is derived) or of the voting rights available to members of the relevant company (and that interest is deemed for the purposes of this Article to be a material interest).

19.5.	Where proposals under Article 19.2(a) are under consideration concerning the appointment of two or more Directors to any such offices or employments the proposals may be divided and considered in relation to each Director separately and (provided he is not for another reason precluded from voting) each of the Directors concerned will be entitled to participate in the decision-making process and count in the quorum and vote in respect of each decision except that concerning his own appointment.

19.6.	Subject to the immediately preceding Article 19.5 and provided that he has declared to the other Directors the nature and extent of any interest of his and provided that a majority of the other Directors consent, a Director may participate in the decision-making process and count in the quorum and vote if a proposed decision of the Directors is concerned with an actual or proposed transaction or arrangement with the Company in which the Director is interested.

20	Conflicts of interest

20.1.	A Director may be a director or other officer of, or employed by, or otherwise interested in, any company in the Group, any undertaking promoted by or advised by or managed by a company in the Group and any undertaking in which a company in the Group is otherwise interested (each, an “Associated Undertaking”), or be a party to, or otherwise interested in, any contract, transaction or arrangement in which an Associated Undertaking is interested, provided that the Director declares to the other Directors the nature and extent of his interest as soon as practicable after such interest arises.

20.2.	A Director may make full disclosure of any information relating to the Company to another company in the Group (or anyone acting on behalf of any such company in the Group, including its advisers).

20.3.	If a situation (a “Relevant Situation”) arises in which a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (other than a situation that cannot reasonably be regarded as likely to give rise to a conflict of interest or a conflict of interest arising in relation to a transaction or arrangement with the Company), the Directors may authorise in accordance with the Companies Act a Relevant Situation in respect of any Director and the continuing performance by the relevant Director of his duties as a Director of the Company on such terms as they may determine. Such terms may permit the interested Director to continue to participate in the decision-making process and vote and count in the quorum at a meeting of the Directors or of a committee of the Directors in respect of resolutions relating to the subject matter of the Relevant Situation. Authorisation of a Relevant Situation may be withdrawn, and the terms of authorisation may be varied or subsequently imposed, at any time. Any resolution of the Directors for the purposes of providing, varying the terms of or withdrawing such authorisation will not be effective unless:

(a)	the requirement as to the quorum at the meeting at which the resolution is proposed is met without counting the interested Director or any other interested Director (and for these purposes any other provisions of these Articles that would require the interested Director or any other interested Director to be present during such part of the meeting for the quorum requirement to be met will not apply); and

(b)	the resolution is passed without the interested Director or any other interested Director voting or would have been passed if their votes had not been counted.

20.4.	Notwithstanding the foregoing, if a Relevant Situation arises and the matter has not previously been duly authorised, a Director may elect to deal with the Relevant Situation in the following manner:

(a)	he will declare to the other Directors the nature and extent of his interest in the Relevant Situation (except as set forth in paragraph (d) below);

(b)	he will not vote (and will not be counted in the quorum at a meeting of the Directors or of a committee of the Directors) in respect of a resolution of the Directors relating to the subject matter of the Relevant Situation; and/or

(c)	he may elect to be excluded from all information and discussion by the Company relating to the subject matter of the Relevant Situation; and

(d)	if he obtains (other than through his position as a Director of the Company) information that is confidential to a third party, or in respect of which he owes a duty of confidentiality to a third party, or the disclosure of which would amount to a breach of applicable law or regulation, he may elect not to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence or a breach of applicable law or regulation, and the provisions of the Articles that would require him to be present for the quorum requirement for meetings of the Directors to be met will not apply.

20.5.	If a Relevant Situation has been duly authorised by the Directors or the Company (or is otherwise permitted or dealt with in accordance with the Articles, as described above) and its nature and extent has been disclosed to the other Directors, a Director may participate in the decision making process and count in the quorum and vote if a proposed decision of the Directors is concerned with such situation (subject to any restrictions imposed under the terms on which it was authorised).

21	Directors permitted to retain benefits

21.1.	A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he derives from or in connection with a relationship involving a conflict of interest or possible conflict of interest which has been authorised by the Directors (whether pursuant to Article 20.3 or otherwise) or by the Company in a general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation).

21.2.	If he has disclosed to the Board the nature and extent of his interest to the extent required by the Companies Act 2006, a Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a Director), to account to the Company for any remuneration or other benefit which he derives from or in connection with:

(a)	being a party to, or otherwise interested in, any transaction or arrangement with:

(i)	the Company or in which the Company is interested; or

(ii)	a body corporate in which the Company is interested;

(b)	acting (otherwise than as auditor) alone or through his organisation in a professional capacity for the Company (and he or that organisation is entitled to remuneration for professional services as if he were not a Director); or

(c)	being a director or other officer of, or employed by, or otherwise interested in the Company’s Subsidiaries or any other body corporate in which the Company is interested.

21.3.	A Director’s receipt of any remuneration or other benefit referred to in Article 21.1 or 21.2 does not constitute an infringement of his duty under section l76 of the Companies Act 2006; and

21.4.	A transaction or arrangement referred to in Article 21.1 or 21.2 is not liable to be avoided on the ground of any remuneration, benefit or interest referred to in that Article.

22	Board’s ruling is final

22.1.	If a question arises at any meeting of the Board or committee or sub-committee of the Board as to the materiality of a Director’s interest or as to the entitlement of a Director to vote or count in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Board or such committee (such Director being excluded from voting on the resolution), and such decision shall be final and conclusive except in a case where the nature or extent of the interests of such Director have not been fairly disclosed.

23	Proposing Directors’ written resolutions

23.1.	Any Director may propose a Directors’ written resolution.

23.2.	The Company secretary must propose a Directors’ written resolution if a Director so requests.

23.3.	A Directors’ written resolution is proposed by giving notice of the proposed resolution to the Directors.

23.4.	Notice of a proposed Directors’ written resolution must indicate:

(a)	the proposed resolution; and

(b)	the time by which it is proposed that the Directors should adopt it.

23.5.	Notice of a proposed Directors’ written resolution must be given in Writing to each Director.

23.6.	Any decision which a person giving notice of a proposed Directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

24	Adoption of Directors’ written resolutions

24.1.	A proposed Directors’ written resolution is adopted when all the Directors who would have been entitled to vote on the resolution at a Directors’ meeting have signed one or more copies of it, provided that those Directors would have formed a quorum at such a meeting.

24.2.	It is immaterial whether any Director signs the resolution before or after the time by which the notice proposed that it should be adopted.

24.3.	Once a Directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a Directors’ meeting in accordance with the Articles.

24.4.	The Company secretary must ensure that the Company keeps a record, in Writing, of all Directors’ written resolutions for at least ten years from the date of their adoption.

25	Directors’ discretion to make further rules

25.1.	Subject to the Articles, the Directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to Directors.

26	Directors’ power relating to other companies

26.1.	The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in any way that it decides (including voting in favour of any resolution appointing any of them directors of that company, or voting or providing for the payment of remuneration to the directors of that company).

APPOINTMENT OF DIRECTORS

27	Number of Directors

Unless otherwise determined by Ordinary Resolution the Directors of the Company shall number no less than two and not more than nine.

28	Methods of appointing Directors

28.1.	Any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director either to fill a casual vacancy or as an addition to the existing Board:

(a)	by Ordinary Resolution; or

(b)	by a decision of the Directors,

but the total number of Directors shall not exceed the maximum number fixed in accordance with Article 27.

28.2.	No person shall be elected as a Director unless such person is recommended by the Board or the Company has received from such person confirmation in Writing of that person’s willingness to be elected as a Director, no later than seven days before the general meeting at which the relevant resolution is proposed.

29	Retiring Directors

29.1.	At each annual general meeting of the Company any Director then in office:

(a)	who has been appointed by the Board since the previous annual general meeting in accordance with Article 28.1; or

(b)	for whom it is the third annual general meeting following the annual general meeting at which he was elected or last re-elected;

shall retire from office but shall be eligible for re-appointment.

30	Deemed re-appointment

30.1.	A Director who retires at an annual general meeting shall (unless he is removed from office or his office is vacated in accordance with these Articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his place or the resolution to re-appoint him is put to the meeting and lost.

30.2.	If the Company, at any meeting at which a Director retires in accordance with these Articles does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed unless at that meeting a resolution is passed not to fill the vacancy or elect another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

31	Procedure if insufficient Directors appointed

31.1.	If:

(a)	at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the meeting and lost; and

(b)	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 27,

all retiring Directors who stood for re-appointment at that meeting (“Retiring Directors”) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

31.2.	The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 31.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 27, the provisions of this Article shall also apply to that meeting.

32	Removal of Directors

In addition to any power of removal conferred by the Companies Acts, the Company may by Special Resolution, or by Ordinary Resolution of which special notice has been given in accordance with section 312 of the Companies Act 2006, remove a Director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these Articles) by Ordinary Resolution appoint another person who is willing to act to be a Director in his place.

33	Termination of Director’s appointment

33.1.	A person ceases to be a Director as soon as:

(a)	that person ceases to be a Director by virtue of any provision of the Companies Act 2006 or is prohibited from being a Director by law or (if applicable) the Nasdaq Rules;

(b)	a Bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts or any analogous event occurs in the United Kingdom or another country;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	he is absent from meetings of the Directors for six successive months without the permission of the Directors and the Directors resolve that his office is vacated;

(g)	he is removed from office by notice in Writing served upon him signed by all his co-Directors (without prejudice to any claims for damages which he may have for breach of any contract between him and the Company); or

(h)	notification is received by the Company from the Director that the Director is resigning from office as Director, and such resignation has taken effect in accordance with its terms.

34	Directors’ remuneration

34.1.	Directors may undertake any services for the Company that the Directors decide.

34.2.	Directors are entitled to such remuneration as the Directors determine:

(a)	for their services to the Company as Directors; and

(b)	for any other service which they undertake for the Company.

34.3.	A Director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that Director.

34.4.	Unless the Directors decide otherwise, Directors’ remuneration accrues from day to day.

34.5.	Unless the Directors decide otherwise, Directors are not accountable to the Company for any remuneration which they receive as Directors or other officers or employees of the Company’s Subsidiaries or of any other body corporate in which the Company is interested.

35	Directors’ expenses

The Company may pay any reasonable expenses which the Directors properly incur in connection with their attendance at:

(a)	meetings of Directors or committees of Directors;

(b)	general meetings; or

(c)	separate meetings of the Holders of any class of Shares or of debentures of the Company,

(d)	or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

36	Authentication of Documents

Any Director or the company secretary or any person appointed by the Directors for the purpose shall have power to authenticate any Documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of the Directors and any books, records, Documents and accounts relating to the business of the Company and to certify copies of them or extracts from them as true copies or extracts, and where any books, records, Documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors for the above purposes. A Document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Directors or any committee, which is certified as described in this Article, shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such resolution or extract of minutes, that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

SECRETARY

37	Appointment, remuneration and removal

37.1.	Subject to the Companies Acts and any other provisions of law, the company secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any company secretary so appointed may be removed from office by the Directors but at any time without prejudice to any claim for damages for breach of any contract of service between the company secretary and the Company. If thought fit, two or more persons may be appointed as joint company secretaries and the Directors may also appoint from time to time on such terms as they think fit one or more assistant or deputy company secretaries.

37.2.	Any provision of the Companies Acts or these Articles requiring or authorising a thing to be done by or to a Director and a company secretary shall not be satisfied by it being done by or to the same person acting both as Director and as, or in the place of, the company secretary.

PART 3

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

38	Frequency of meetings and quorum

38.1.	An annual general meeting shall be held in accordance with the applicable statutory provisions or on the requisition of shareholders in accordance with the Companies Act. An annual general meeting shall be called by not less than such minimum notice period as is permitted by the applicable statutory provisions.

38.2.	The requisite quorum for general meetings of the Company shall be two qualifying persons, as determined in accordance with the Companies Act 2006.

39	Calling general meetings

39.1.	Two or more Members holding 5% or more of the voting share capital of the Company may require the Directors to call a general meeting (or instruct the Company secretary to do so).

39.2.	The Directors may call a general meeting.

40	Attendance and speaking at general meetings

40.1.	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

40.2.	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

40.3.	The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

40.4.	In determining attendance at a general meeting, it is immaterial whether any two or more Members attending it are in the same place as each other.

40.5.	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

40.6.	The Directors may direct that any person wishing to attend a general meeting should provide evidence of identity and submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions. The Chairman of the Meeting shall take such action or give direction as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of general meeting and to ensure the security of the meeting and the safety of the people attending the meeting. The Chairman of the Meeting’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

41	Quorum for general meetings

No business other than the appointment of the Chairman of the Meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

42	Chairing general meetings

42.1.	If the Directors have appointed a Chairman, the Chairman shall chair general meetings if present and willing to do so.

42.2.	If the Directors have not appointed a Chairman, or if the Chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the Directors present; or

(b)	(if no Directors are present), the meeting,

must appoint a Director or Member to chair the meeting, and the appointment of the Chairman of the Meeting must be the first business of the meeting.

42.3.	The person chairing a meeting in accordance with this Article is referred to as the “Chairman of the Meeting”.

43	Attendance and speaking by Directors and non-Members

43.1.	Directors may attend and speak at general meetings, whether or not they are Members.

43.2.	The Chairman of the Meeting may permit other persons who are not:

(a)	Members of the Company; or

(b)	otherwise entitled to exercise the rights of Members in relation to general meetings,

to attend and speak at a general meeting.

44	Adjournment

44.1.	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the Chairman of the Meeting must adjourn it.

44.2.	The Chairman of the Meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)	it appears to the Chairman of the Meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

44.3.	The Chairman of the Meeting must adjourn a general meeting if directed to do so by the meeting.

44.4.	When adjourning a general meeting, the Chairman of the Meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the Directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

44.5.	If the continuation of an adjourned meeting is to take place more than fourteen (14) days after it was adjourned, the Company must give at least seven (7) clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

44.6.	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

45	Procedure where meetings held at more than one place

45.1.	The provisions of this Article shall apply if any general meeting is held at or adjourned to more than one place.

45.2.	The notice of such a Meeting or adjourned meeting shall specify the place at which the Chairman of the Meeting shall preside (for the purposes of this Article 45 the “Specified Place”) and the Directors shall make arrangements for simultaneous attendance and participation at the Specified Place and at other places by Members, provided that persons attending at any particular place shall be able to see and hear and be seen and heard by means of audio visual links by persons attending the Specified Place and at the other places at which the meeting is held.

45.3.	The Directors may from time to time make such arrangements for the purpose of controlling the level of attendance at any such place (whether involving the issue of tickets or the imposition of some geographical or regional means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Member who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places, and the entitlement of any Member so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may from time to time be in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

45.4.	For the purposes of all other provisions of these Articles, any such meeting shall be treated as being held at the Specified Place.

45.5.	If a meeting is adjourned to more than one place, not less than seven days’ notice of the adjourned meeting shall be given despite any other provision of these Articles.

VOTING AT GENERAL MEETINGS

46	Voting: general

46.1.	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.

46.2.	Notwithstanding Article 46.1, on a poll, any Shares held by WEIF, Invesco Fund, Invesco UK Strategic and Novartis will each have one vote per Share, provided that if at any time:

(a)	WEIF’s Shares constitute more than 19.5% of the total voting share capital of the Company, WEIF’s Shares shall be limited in aggregate to 19.5% of the total number of votes, such votes to be split equally on a fractional basis amongst WEIF’s Shares;

(b)	Invesco Fund’s Shares constitute more than 19.5% of the total voting share capital of the Company, Invesco Fund’s Shares shall be limited in aggregate to 19.5% of the total number of votes, such votes to be split equally on a fractional basis amongst Invesco Fund’s Shares; and

(c)	Invesco UK Strategic’s Shares constitute more than 19.5% of the total voting share capital of the Company, Invesco UK Strategic’s Shares shall be limited in aggregate to 19.5% of the total number of votes, such votes to be split equally on a fractional basis amongst Invesco UK Strategic’s Shares, provided further that any votes which would, but for the operation of this Article 46.2, be exercisable by WEIF, Invesco Fund or Invesco UK Strategic shall be deemed to be held and exercisable by the Holders of Shares, other than WEIF, WPCT, Invesco Fund, Invesco UK Strategic and Novartis, pro rata in proportion to the number of Shares held by them.

46.3.	A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of the Articles.

47	Errors and disputes

47.1.	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

47.2.	Any such objection must be referred to the Chairman of the Meeting whose decision is final.

48	Demanding a poll

48.1.	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

48.2.	A poll may be demanded by:

(a)	the Chairman of the Meeting;

(b)	the Directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the Members having the right to vote on the resolution.

48.3.	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the Chairman of the Meeting consents to the withdrawal.

49	Procedure on a poll

49.1.	Subject to the Articles, polls at general meetings must be taken when, where and in such manner as the Chairman of the Meeting directs.

49.2.	The Chairman of the Meeting may appoint scrutineers (who need not be Members) and decide how and when the result of the poll is to be declared.

49.3.	The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

49.4.	A poll on:

(a)	the election of the Chairman of the Meeting; or

(b)	a question of adjournment,

must be taken immediately.

49.5.	Other polls must be taken within thirty (30) days of their being demanded.

49.6.	A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

49.7.	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

49.8.	In any other case, at least seven (7) days’ notice must be given specifying the time and place at which the poll is to be taken.

50	Votes of Members

50.1.	Subject to any other provision of these Articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any Shares for the time being forming part of the capital of the Company:

(a)	on a show of hands:

(i)	each Member present in person has one vote;

(ii)	except as otherwise provided in these Articles, each proxy present in person who has been duly appointed by one or more Members entitled to vote on a resolution has one vote;

(iii)	each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one Member entitled to vote on the resolution and the proxy has been instructed by one or more of those Members to vote for the resolution and by one or more other of those Members to vote against it;

(iv)	each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one Member entitled to vote on the resolution and either:

(A)	the proxy has been instructed by one or more of those Members to vote for the resolution and has been given any discretion by one or more other of those Members to vote and the proxy exercises that discretion to vote against it; or

(B)	the proxy has been instructed by one or more of those Members to vote against the resolution and has been given any discretion by one or more other of those Members to vote and the proxy exercises that discretion to vote for it; and

(v)	each duly authorised representative present in person of a Member that is a corporation has one vote; and

(b)	subject always to the provisions of Article 46.2, on a poll each Member present in person or by proxy or (being a corporation) by a duly authorised representative has one vote for each Share held by the Member.

50.2.	For the avoidance of doubt, the Company itself is prohibited (to the extent specified by the Companies Acts or other provisions of law) from exercising any rights to attend or vote at meetings in respect of any Shares held by it as treasury shares.

51	Votes on a show of hands or on a poll

On a show of hands or on a poll, votes may be given either personally or by proxy or (in the case of a corporate Member) by a duly authorised representative and on a poll a person entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

52	Votes of joint holders

In the case of joint holders of a Share only the vote of the senior holder who votes, whether in person or by proxy, may be counted by the Company and for this purpose the senior holder is determined by the order in which the names of the joint holders appear in the register in respect of the Share.

53	Voting on behalf of incapable Member

A Member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by any person authorised in that behalf by that court, and any such person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at or delivered to the registered office of the Company (or such other place or address as is specified in accordance with these Articles for the deposit or delivery of appointments of proxy) not later than the last time at which an appointment of a proxy should have been deposited or delivered in order to be valid for use at that meeting or on the holding of that poll.

54	No right to vote where sums overdue on Shares

No Member (whether in person or by proxy or in the case of a corporate Member, by a duly authorised representative) shall (unless the Directors otherwise determine) be entitled to vote or to exercise any other right of membership at any general meeting or at any separate meeting of the holders of any class of Shares in the Company in respect of any Share held by him unless all Calls or other sums presently payable by him in respect of that Share in the Company have been Paid.

55	A proxy’s obligations to vote

The Company is entitled to assume without enquiry that a proxy has complied with any obligation to vote in accordance with instructions given by the Member by whom the proxy is appointed. The validity of anything done at a meeting is not affected by any failure by a proxy to comply with such an obligation.

56	Appointment of proxies

56.1.	A Member is entitled to appoint a proxy to exercise all or any of such Member’s rights to attend and to speak and vote at a general meeting.

56.2.	A proxy need not be a Member of the Company.

57	Multiple Proxies

A Member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different Share or Shares held by such Member.

58	Content of Proxy Notices

58.1.	Proxies may only validly be appointed by a notice in Writing (a “Proxy Notice”) which:

(a)	states the name and address of the Member appointing the proxy;

(b)	identifies the person appointed to be that Member’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the Member appointing the proxy, or is authenticated in such manner as the Directors may determine; and

(d)	is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting to which they relate.

58.2.	The Company may require Proxy Notices to be delivered in a particular form, and may specify different forms for different purposes.

58.3.	Proxy Notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions. The Company is entitled to assume without enquiry that a proxy has complied with any obligation to vote in accordance with instructions given by the Member by whom the proxy is appointed. The validity of anything done at a meeting is not affected by any failure by a proxy to comply with such an obligation.

58.4.	Unless a Proxy Notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

58.5.	No appointment of a proxy shall be valid after the expiration of 12 months from the date stated in it as its date of execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting where the meeting was originally held within 12 months from such date.

59	Delivery of Proxy Notices

59.1.	Any notice of a general meeting must specify the address or addresses (“Proxy Notification Address”) at which the Company or its agents will receive Proxy Notices relating to that meeting, or any adjournment of it, delivered in Hard Copy Form or Electronic Form.

59.2.	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid Proxy Notice has been delivered to the Company by or on behalf of that person.

59.3.	Subject to Articles 59.4 and 59.5, a Proxy Notice must be delivered to a Proxy Notification Address not less than 48 hours before the general meeting or adjourned meeting to which it relates.

59.4.	In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a Proxy Notification Address not less than 24 hours before the time appointed for the taking of the poll.

59.5.	In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the Proxy Notice must be delivered:

(a)	in accordance with Article 59.3; or

(b)	at the meeting at which the poll was demanded to the Chairman, secretary or any Director.

59.6.	An appointment under a Proxy Notice may only be revoked by delivering a notice in Writing given by or on behalf of the person by whom or on whose behalf the Proxy Notice was given to a Proxy Notification Address.

59.7.	A notice revoking a proxy appointment only takes effect if it is delivered before:

(a)	the start of the meeting or adjourned meeting to which it relates (and the termination of the authority of a person to act as proxy does not affect whether that person counts in deciding whether there is a quorum at a meeting or adjourned meeting, the validity of anything that person does as Chairman of a Meeting or adjourned meeting or the validity of a poll demanded by that person at a meeting or adjourned meeting unless the Company receives notice of termination before the commencement of the meeting or adjourned meeting, as applicable); or

(b)	(in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll to which it relates (and the termination of the authority of a person to act as proxy does not affect the validity of a vote given by that person unless the Company receives the notice of termination before the time appointed for taking the poll).

60	Proxy and Uncertificated Shares

60.1.	The Directors may allow a proxy for a Holder of any Uncertificated Shares to be appointed by electronic means or by means of a website in the form of an uncertificated proxy instruction. The Directors may also allow any supplement to the uncertificated proxy instruction or any amendment or revocation of any uncertificated proxy instruction to be made by a further uncertificated proxy instruction.

60.2.	The Directors may decide what method should be used to determine at what time the instruction or notification is treated as being received by the Company. The Directors may treat any notification purporting to or expressed to be sent on behalf of a Holder of an Uncertificated Share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that Holder.

60.3.	For the purposes of this Article 60, an uncertificated proxy instruction is a properly authenticated dematerialised instruction and/or other instruction or notification, sent through a Relevant System to a participant in that system chosen by the Directors to act for the Company. The uncertificated proxy instruction may be in any form and subject to any terms and conditions that the Directors deem appropriate, but always subject to the facilities and requirements of the Relevant System.

61	Corporations acting by representatives

A corporation which is a Member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any meeting of the Company or at any separate general meeting of the Holders of any class of Shares. Such a corporation is for the purposes of these Articles deemed to be present in person at any meeting if a person or persons so authorised is or are present at it.

62	Amendments to resolutions

62.1.	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	notice of the proposed amendment is given to the Company secretary in Writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the Chairman of the Meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the Chairman of the Meeting, materially alter the scope of the resolution.

62.2.	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the Chairman of the Meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

62.3.	If the Chairman of the Meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the Chairman’s error does not invalidate the vote on that resolution.

RESTRICTIONS ON MEMBERS’ RIGHTS

63	No voting of Shares on which money owed to Company

No voting rights attached to a Share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the Company in respect of that Share have been Paid.

APPLICATION OF RULES TO CLASS MEETINGS

64	Class meetings

The provisions of the Articles relating to general meetings apply, with any necessary modifications, to meetings of the Holders of any class of Shares.

PART 4

SHARES AND DISTRIBUTIONS

ISSUE OF SHARES

65	Powers to issue different classes of Share

65.1.	Subject to the Articles, but without prejudice to the rights attached to any existing Share, the Company may issue Shares with the rights and restrictions set out in the Articles and any other Shares with such rights or restrictions as may be determined by Ordinary Resolution (or failing such determination, as the Directors may determine).

65.2.	The Company may issue Shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the Holder, and the Directors may determine the terms, conditions and manner of redemption of any such Shares and must do so before the Shares are allotted.

65.3.	Subject to the Articles and to any direction given by the Company in a general meeting, the Directors may allot, grant options over, or otherwise dispose of Shares to such persons (including the Directors themselves) at such times and on such terms as the Directors may think proper.

66	Payment of commissions on subscription for Shares

66.1.	The Company may pay any person a commission in consideration for that person:

(a)	subscribing, or agreeing to subscribe, for Shares;

(b)	procuring, or agreeing to procure, subscriptions for Shares;

(c)	purchasing, or agreeing to purchase, treasury shares for cash; or

(d)	procuring, or agreeing to procure, purchases of treasury shares for cash.

66.2.	Any such commission may be Paid:

(a)	in cash, or in Fully Paid or Partly Paid Shares or other securities, or partly in one way and partly in the other; and

(b)	in respect of a conditional or an absolute subscription.

INTERESTS IN SHARES

67	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any Share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a Share other than the Holder’s absolute ownership of it and all the rights attaching to it.

68	Renunciation

The Directors may at any time after the allotment of any Share but before any person has been entered into the register as the Holder recognise a renunciation of such allotment by the allottee in favour of some other person and may accord to any allottee of a Share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

69	Rights attaching to Shares

69.1.	Each Share is entitled to one vote per Share at a meeting of the Members of the Company.

VARIATION OF RIGHTS

70	Variation of rights

Whenever the capital of the Company is divided into different classes of Shares, the rights or privileges attached to any class may (unless otherwise provided by the terms of issue of the Shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, either with the consent in Writing of the Holders of 75% in nominal value of the issued Shares of the class (excluding any Shares of that class held as treasury shares), or with the sanction of a Special Resolution passed at a separate general meeting of such Holders (but not otherwise).

SHARE CERTIFICATES

71	Certificates to be issued except in certain cases

71.1.	The Company must issue each Member with one or more Certificates in respect of the Shares which that Member holds.

71.2.	This Article does not apply to:

(a)	Uncertificated Shares;

(b)	Shares in respect of which a Share warrant has been issued;

(c)	Shares in respect of which the Company is not required by law to issue a Certificate; or

71.3.	Except as otherwise specified in the Articles, all Certificates must be issued free of charge.

71.4.	No Certificate may be issued in respect of Shares of more than one class.

71.5.	If more than one person holds a Share, only one Certificate may be issued in respect of it.

72	Contents and execution of Share Certificates

72.1.	Every Certificate must specify:

(a)	in respect of how many Shares, of what class, it is issued;

(b)	the nominal value of those Shares;

(c)	the amount Paid up on them; and

(d)	any distinguishing numbers assigned to them.

72.2.	Certificates must: be executed in accordance with the Companies Acts.

73	Consolidated Share Certificates

73.1.	When a Member’s holding of Shares of a particular class increases, the Company may issue that Member with:

(a)	a single, consolidated Certificate in respect of all the Shares of a particular class which that Member holds; or

(b)	a separate Certificate in respect of only those Shares by which that Member’s holding has increased.

73.2.	When a Member’s holding of Shares of a particular class is reduced, the Company must ensure that the Member is issued with one or more Certificates in respect of the number of Shares held by the Member after that reduction. But the Company need not (in the absence of a request from the Member) issue any new Certificate if:

(a)	all the Shares which the Member no longer holds as a result of the reduction; and

(b)	none of the Shares which the Member retains following the reduction,

were, immediately before the reduction, represented by the same Certificate.

73.3.	A Member may request the Company, in Writing, to replace:

(a)	the Member’s separate Certificates with a consolidated Certificate; or

(b)	the Member’s consolidated Certificate with two or more separate Certificates representing such proportion of the Shares as the Member may specify.

73.4.	When the Company complies with such a request it may charge such reasonable fee as the Directors may decide for doing so.

73.5.	A consolidated Certificate must not be issued unless any Certificates which it is to replace have first been returned to the company secretary for cancellation.

74	Replacement Share Certificates

74.1.	If a Certificate issued in respect of a Member’s Shares is:

(a)	damaged or defaced; or

(b) said to be lost, stolen or destroyed,

that Member is entitled to be issued with a replacement Certificate in respect of the same Shares.

74.2.	A Member exercising the right to be issued with such a replacement Certificate:

(a)	may at the same time exercise the right to be issued with a single Certificate or separate Certificates;

(b)	must return the Certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the Directors decide.

SHARES NOT HELD IN CERTIFIED FORM

75	Uncertificated Shares

75.1.	In this Article, the “Relevant Rules” means:

(a)	any applicable provision of the Companies Acts about the holding, evidencing of title to, or transfer of Shares other than in Certificated form; and

(b) any applicable legislation, rules or other arrangements made under or by virtue of such provision.

75.2.	The provisions of this Article have effect subject to the Relevant Rules.

75.3.	Any provision of the Articles which is inconsistent with the Relevant Rules must be disregarded, to the extent that it is inconsistent, whenever the Relevant Rules apply.

75.4.	Any Share or class of Shares of the Company may be issued or held on such terms, or in such a way, that:

(a)	title to it or them is not, or must not be, evidenced by a Certificate; or

(b)	it or they may or must be transferred wholly or partly without a Certificate.

75.5.	The Directors have power to take such steps as they think fit in relation to:

(a)	the evidencing of and transfer of title to Uncertificated Shares (including in connection with the issue of such Shares);

(b)	any records relating to the holding of Uncertificated Shares;

(c)	the conversion of Certificated Shares into Uncertificated Shares; or

(d)	the conversion of Uncertificated Shares into Certificated Shares.

75.6.	The Company may by notice to the Holder of a Share require that Share:

(a)	if it is Uncertificated, to be converted into Certificated form; and

(b)	if it is Certificated, to be converted into Uncertificated form,

to enable it to be dealt with in accordance with the Articles.

75.7.	If:

(a)	the Articles give the Directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of Shares; and

(b)	Uncertificated Shares are subject to that power, but the power is expressed in terms which assume the use of a Certificate or other written Instrument,

the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to Uncertificated Shares.

75.8.	In particular, the Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an Uncertificated Share or otherwise to enforce a lien in respect of it.

75.9.	Unless the Directors otherwise determine, Shares which a Member holds in Uncertificated form must be treated as separate holdings from any Shares which that Member holds in Certificated form.

75.10.	A class of Shares must not be treated as two classes simply because some Shares of that class are held in Certificated form and others are held in Uncertificated form.

76	Share warrants

76.1.	The Directors may issue a Share warrant in respect of any Fully Paid Share.

76.2.	Share warrants must be:

(a)	issued in such form; and

(b)	executed in such manner,

as the Directors decide.

76.3.	A Share represented by a Share warrant may be transferred by delivery of the warrant representing it.

76.4.	The Directors may make provision for the payment of dividends in respect of any Share represented by a Share warrant.

76.5.	Subject to the Articles, the Directors may decide the conditions on which any Share warrant is issued. In particular, they may:

(a)	decide the conditions on which new warrants are to be issued in place of warrants which are damaged or defaced, or said to have been lost, stolen or destroyed;

(b)	decide the conditions on which bearers of warrants are entitled to attend and vote at general meetings;

(c)	decide the conditions subject to which bearers of warrants may surrender their warrant so as to hold their Shares in Certificated or Uncertificated form instead; and

(d)	vary the conditions of issue of any warrant from time to time,

and the bearer of a warrant is subject to the conditions and procedures in force in relation to it, whether or not they were decided or specified before the warrant was issued.

76.6.	Subject to the conditions on which the warrants are issued from time to time, bearers of Share warrants have the same rights and privileges as they would if their names had been included in the register as Holders of the Shares represented by their warrants.

76.7.	The Company must not in any way be bound by or recognise any interest in a Share represented by a Share warrant other than the absolute right of the bearer of that warrant to that warrant.

PARTLY PAID SHARES

77	Company’s Lien over Partly Paid Shares

77.1.	The Company has a lien (the “Company’s Lien”) over every Share which is Partly Paid for any part of:

(a)	that Share’s nominal value; and

(b)	any premium at which it was issued,

which has not been Paid to the Company, and which is payable immediately or at some time in the future, whether or not a Call Notice has been sent in respect of it.

77.2.	The Company’s Lien over a Share:

(a)	takes priority over any third party’s interest in that Share; and

(b)	extends to any dividend or other money payable by the Company in respect of that Share and (if the lien is enforced and the Share is sold by the Company) the proceeds of sale of that Share.

77.3.	The Directors may at any time decide that a Share which is or would otherwise be subject to the Company’s Lien shall not be subject to it, either wholly or in part.

78	Enforcement of the Company’s Lien

78.1.	Subject to the provisions of this Article, if:

(a)	a Lien Enforcement Notice has been given in respect of a Share; and

(b)	the person to whom the notice was given has failed to comply with it,

the Company may sell that Share in such manner as the Directors decide.

78.2.	A “Lien Enforcement Notice”:

(a)	may only be given in respect of a Share which is subject to the Company’s Lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)	must specify the Share concerned;

(c)	must require payment of the sum payable within fourteen (14) days of the notice;

(d)	must be addressed either to the Holder of the Share or to a person entitled to it by reason of the Holder’s death, Bankruptcy or otherwise; and

(e)	must state the Company’s intention to sell the Share if the notice is not complied with.

78.3.	Where Shares are sold under this Article:

(a)	the Directors may authorise any person to execute an Instrument of transfer of the Shares to the purchaser or a person nominated by the purchaser; and

(b)	the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

78.4.	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the Lien Enforcement Notice; and

(b)	second, to the Holder of the Shares at the time of the sale, but only after the Certificate for the Shares sold has been surrendered to the Company for cancellation or a suitable indemnity has been given for any lost Certificates, and subject to a lien equivalent to the Company’s Lien over the Shares before the sale for any money payable in respect of the Shares after the date of the Lien Enforcement Notice.

78.5.	A statutory declaration by a Director or the Company secretary that the declarant is a Director or the Company secretary and that a Share has been sold to satisfy the Company’s Lien on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share; and

(b)	subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the Share.

79	Call Notices

79.1.	Subject to the Articles and the terms on which Shares are allotted, the Directors may send a notice (a “Call Notice”) to a Member requiring the Member to pay the Company a specified sum of money (a “Call”) which is payable in respect of Shares (whether on account of the nominal value of the Shares or by way of premium) which that Member holds at the date when the Directors decide to send the Call Notice.

79.2.	A Call Notice:

(a)	may not require a Member to pay a Call which exceeds the total sum unpaid on that Member’s Shares (whether as to the Share’s nominal value or any amount payable to the Company by way of premium);

(b)	must state when and how any Call to which it relates it is to be Paid; and

(c)	may permit or require the Call to be Paid by instalments.

79.3.	A Member must comply with the requirements of a Call Notice, but no Member is obliged to pay any Call before 14 days have passed since the notice was sent.

79.4.	Before the Company has received any Call due under a Call Notice the Directors may:

(a)	revoke it wholly or in part; or

(b)	specify a later time for payment than is specified in the notice,

by a further notice in Writing to the Member in respect of whose Shares the Call is made.

80	Liability to pay Calls

80.1.	Liability to pay a Call is not extinguished or transferred by transferring the Shares in respect of which it is required to be Paid.

80.2.	Joint Holders of a Share are jointly and severally liable to pay all Calls in respect of that Share.

80.3.	Subject to the terms on which Shares are allotted, the Directors may, when issuing Shares, provide that Call Notices sent to the Holders of those Shares may require them:

(a)	to pay Calls which are not the same; or

(b)	to pay Calls at different times.

81	When Call Notice need not be issued

81.1.	A Call Notice need not be issued in respect of sums which are specified, in the terms on which a Share is issued, as being payable to the Company in respect of that Share (whether in respect of nominal value or premium):

(a)	on allotment;

(b)	on the occurrence of a particular event; or

(c)	on a date fixed by or in accordance with the terms of issue.

81.2.	But if the due date for payment of such a sum has passed and it has not been Paid, the Holder of the Share concerned is treated in all respects as having failed to comply with a Call Notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

82	Failure to comply with Call Notice: automatic consequences

82.1.	If a person is liable to pay a Call and fails to do so by the Call payment date:

(a)	the Directors may issue a notice of intended forfeiture to that person; and

(b)	until the Call is Paid, that person must pay the Company interest on the Call from the Call payment date at the Relevant Rate together with all expenses that may have been incurred by the Company by reason of such non-payment.

82.2.	For the purposes of this Article:

(a)	the “Call Payment Date” is the time when the Call Notice states that a Call is payable, unless the Directors give a notice specifying a later date, in which case the Call Payment Date is that later date; and

(b)	the “Relevant Rate” is:

(i)	the rate fixed by the terms on which the Share in respect of which the Call is due was allotted;

(ii)	such other rate as was fixed in the Call Notice which required payment of the Call, or has otherwise been determined by the Directors; or

(iii)	if no rate is fixed in either of these ways, five (5) per cent. per annum.

82.3.	The Relevant Rate must not exceed by more than five (5) percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.

82.4.	The Directors may waive any obligation to pay interest on or expenses in respect of a Call wholly or in part.

83	Notice of intended forfeiture

A notice of intended forfeiture:

(a)	may be sent in respect of any Share in respect of which a Call has not been Paid as required by a Call Notice;

(b)	must be sent to the Holder of that Share or to a person entitled to it by reason of the Holder’s death, Bankruptcy or otherwise;

(c)	must require payment of the Call and any accrued interest by a date which is not less than fourteen (14) days after the date of the notice;

(d)	must state how the payment is to be made; and

(e)	must state that if the notice is not complied with, the Shares in respect of which the Call is payable will be liable to be forfeited.

84	Directors’ power to forfeit Shares

If a notice of intended forfeiture is not complied with before the date by which payment of the Call is required in the notice of intended forfeiture, the Directors may decide that any Share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited Shares and not Paid before the forfeiture.

85	Effect of forfeiture

85.1.	Subject to the Articles, the forfeiture of a Share extinguishes:

(a)	all interests in that Share, and all claims and demands against the Company in respect of it; and

(b)	all other rights and liabilities incidental to the Share as between the person whose Share it was prior to the forfeiture and the Company.

85.2.	Any Share which is forfeited in accordance with the Articles:

(a)	is deemed to have been forfeited when the Directors decide that it is forfeited;

(b)	is deemed to be the property of the Company; and

(c)	may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board shall decide either to the person who was before the forfeiture the holder of the Share or to any other person and whether with or without all or any part of the amount previously Paid up on the Share being credited as so Paid up, provided that any Share not disposed of in accordance with this Article 85.2 within a period of 3 years from the date of forfeiture shall, at the expiry of that period, be cancelled in accordance with the provisions of the Companies Acts and any other applicable laws.

85.3.	If a person’s Shares have been forfeited:

(a)	the Company must send that person notice that forfeiture has occurred and record it in the register of Members;

(b)	that person ceases to be a Member in respect of those Shares;

(c)	that person must surrender the Certificate for the Shares forfeited to the Company for cancellation;

(d)	that person remains liable to the Company for all sums payable by that person under the Articles at the date of forfeiture in respect of those Shares, including any interest and expenses (whether accrued before or after the date of forfeiture) and that person shall remain liable to satisfy all (if any) of the claims and demands which the Company might have enforced in respect of the time of the forfeiture without any reduction or allowance for the value of the Shares at the time of forfeiture or for any consideration received on this disposal, but that person’s liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares; and

(e)	the Directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

85.4.	At any time before the Company disposes of a forfeited Share, the Directors may decide to cancel the forfeiture on payment of all Calls and interest due in respect of it and on such other terms as they think fit.

86	Procedure following forfeiture

86.1.	If a forfeited Share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the Directors may authorise any person to execute the Instrument of transfer.

86.2.	A statutory declaration by a Director or the Company secretary that the declarant is a Director or the Company secretary and that a Share has been forfeited on a specified date:

(a)	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share, and

(b)	subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the Share.

86.3.	A person to whom a forfeited Share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the Share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the Share.

86.4.	If the Company sells a forfeited Share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

(a)	was, or would have become, payable; and

(b)	had not, when that Share was forfeited, been Paid by that person in respect of that Share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

86.5.	The forfeiture of a Share shall involve the extinction at the time of the forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the Share and all other rights and liabilities incidental to the Share as between the holder whose Share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by the Articles expressly saved, or as are by the Companies Act and any other applicable laws given or imposed in the case of past Members.

87	Surrender of Shares

87.1.	A Member may surrender any Share:

(a)	in respect of which the Directors may issue a notice of intended forfeiture;

(b)	which the Directors may forfeit; or

(c)	which has been forfeited.

87.2.	The Directors may accept the surrender of any such Share.

87.3.	The effect of surrender on a Share is the same as the effect of forfeiture on that Share.

87.4.	A Share which has been surrendered may be dealt with in the same way as a Share which has been forfeited.

88	Power to sell Shares of untraced Members

88.1.	The Company shall be entitled to sell at the best price reasonably obtainable any Share of a Member or any Share to which a person is entitled by transmission if and provided that:

(a)	during a period of 12 years (provided that in that period at least three dividends, whether interim or final, shall have been declared and paid) no cheque or warrant sent by the Company to the Member or person entitled by transmission in the manner authorised by these Articles has been cashed and no communication has been received by the Company from the Member or person entitled by transmission;

(b)	the Company has at the expiration of that period given notice by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the Member or the address at which service of notices may be effected in the manner authorised by these Articles is located of its mention to sell such Share; and

(c)	the Company has not during the further period of three months after the date of the advertisement (or, if published on different dates, the later of the two advertisements) and prior to the date of sale received any communication from the Member or person entitled by transmission.

88.2.

To give effect to the sale of any Share pursuant to Article 88.1, the Company may appoint any person to execute as transferor any necessary Instrument of transfer of such Share and such Instrument of transfer shall be as effective as if it had been executed by the holder or person entitled by transmission to the Share. The transferee shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company and on receipt the Company shall be indebted to the Member or other person entitled to such Share for an amount equal to the net proceeds of such sale but no trust shall be created and no interest shall be payable in respect of the proceeds of sale which may either be employed in the business of the Company or invested in such investment (other than Shares of the Company or its holding company, if any) as the Directors may from time to time think fit.

TRANSFER AND TRANSMISSION OF SHARES

89	Transfers of Shares

89.1.	Shares may be transferred by means of an Instrument of transfer in any usual form or any other form approved by the Directors or the Articles, which is executed by or on behalf of:

(a)	the transferor; and

(b)	(if any of the Shares is Partly Paid) the transferee.

89.2.	No fee may be charged for registering any Instrument of transfer or other Document relating to or affecting the title to any Share.

89.3.	The Company may retain any Instrument of transfer which is registered.

89.4.	The transferor remains the Holder of a Share until the transferee’s name is entered in the register of Members as Holder of it.

89.5.	The Directors may refuse to register the transfer of a Share if:

(a)	the Share is not Fully Paid;

(b)	the transfer is not lodged at the Company’s registered office or such other place as the Directors have appointed;

(c)	the transfer is not accompanied by the Certificate for the Shares to which it relates, or such other evidence as the Directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

(d)	the transfer is in respect of more than one class of Share; or

(e)	the transfer is in favour of more than four transferees.

89.6.	If the Directors refuse to register the transfer of a Share, the Instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

90	Transfer of Uncertificated Shares

90.1.	A transfer of an Uncertificated Share must not be registered if it is in favour of more than four transferees.

91	Transmission of Shares

91.1.	If title to a Share passes to a Transmittee, the Company may only recognise the Transmittee as having any title to that Share.

91.2.	Nothing in these Articles releases the estate of a deceased Member from any liability in respect of a Share solely or jointly held by that Member.

92	Transmittees’ rights

92.1.	A Transmittee who produces such evidence of entitlement to Shares as the Directors may properly require:

(a)	may, subject to the Articles, choose either to become the Holder of those Shares or to have them transferred to another person; and

(b)	subject to the Articles, and pending any transfer of the Shares to another person, has the same rights as the Holder had.

92.2.	But Transmittees do not have the right to attend or vote at a general meeting in respect of Shares to which they are entitled, by reason of the Holder’s death or Bankruptcy or otherwise, unless they become the Holders of those Shares.

93	Exercise of Transmittees’ rights

93.1.	Transmittees who wish to become the Holders of Shares to which they have become entitled must notify the Company in Writing of that wish.

93.2.	If the Share is a Certificated Share and a Transmittee wishes to have it transferred to another person, the Transmittee must execute an Instrument of transfer in respect of it.

93.3.	If the Share is an Uncertificated Share and the Transmittee wishes to have it transferred to another person, the Transmittee must:

(a)	procure that all appropriate instructions are given to effect the transfer; or

(b)	procure that the Uncertificated Share is changed into Certificated form and then execute an Instrument of transfer in respect of it.

93.4.	Any transfer made or executed under this Article is to be treated as if it were made or executed by the person from whom the Transmittee has derived rights in respect of the Share, and as if the event which gave rise to the transmission had not occurred.

94	Transmittees bound by prior notices

If a notice is given to a Member in respect of Shares and a Transmittee is entitled to those Shares, the Transmittee is bound by the notice if it was given to the Member before the Transmittee’s name has been entered in the register of Members.

95	Suspension of rights where non-disclosure of interests

95.1.	If any Member, or any other person appearing to be interested in Shares held by such Member, has been duly served with a notice under section 793 of the Companies Act 2006 and is in default for the prescribed period in supplying to the Company the information thereby required, then at any time after that the Directors may in their absolute discretion by notice to such Member or such other person direct:

(a)	that in respect of the Default Shares, the Member shall not be entitled to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of Shares of the Company or to exercise any other right conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of Shares of the Company; and/or

(b)	where the Default Shares represent at least 0.25 per cent of the issued Shares of any class of Shares of the Company (excluding any Shares of that class held as treasury shares), that:

(i)	any dividend or other money which would otherwise be payable in respect of the Default Shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member and, in circumstances where an option to elect to receive Ordinary Shares instead of cash in respect of any dividend shall be or has been given to Members, any notice of election made under such an option in respect of the Default Shares shall not be effective; and/or

(ii)	no transfer, other than an approved transfer, of any of the Shares held by such Member shall be registered unless (A) the Member is not himself in default as regards supplying the information required, and (B) the transfer is of part only of the Member’s holding and, when presented for registration, is accompanied by a certificate from the Member, in a form satisfactory to the Directors, to the effect that after due and careful enquiry the Member is satisfied that none of the Shares the subject of the transfer are Default Shares; and/or

(iii)	any Shares held by such Member in Uncertificated form shall forthwith be converted in a Certificated form (and the Directors shall be entitled to direct the operator of any Relevant System applicable to those Shares to effect that conversion immediately) and that Member shall not after that be entitled to convert all or any Shares held by him in Uncertificated form (except with the authority of the Directors) unless (A) the Member is not himself in default as regards supplying the information required, and (B) the Shares which the Member wishes to convert are part only of his holding and he has issued a certificate, in a form satisfactory to the Directors, to the effect that after due and careful enquiry the Member is satisfied that none of the Shares he is proposing to convert into Uncertificated form are Default Shares.

95.2.	The Company shall send to each other person appearing to be interested in the Shares the subject of any Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice. Neither the Company nor the Directors shall in any event be liable to any person as a result of the Directors having imposed any restrictions pursuant to Article 95.1 if the Directors have acted in good faith.

95.3.	Any Direction Notice shall have effect in accordance with its terms until seven days (or such shorter period as the Directors may resolve) after the earlier of the date on which:

(a)	the Company is satisfied that the default in respect of which the Direction Notice was issued has been rectified; and

(b)	notification shall be received by the Company that the Default Shares shall have been transferred to a third party by means of an approved transfer.

95.4.	The Directors may at any time give notice cancelling a Direction Notice, in whole or in part, or suspending, in whole or in part, the imposition of any restrictions contained in the Direction Notice for a given period. If dividends or other moneys payable in respect of any Default Shares shall be withheld as a result of any restrictions imposed by a Direction Notice, such dividends or other money shall accrue and shall be payable (without interest) upon the relevant restrictions ceasing to apply.

95.5.	For the purposes of this Article 95:

(a)	“Default Shares” means Shares in relation to which a default has occurred entitling the Company to issue a Direction Notice and any further Shares which are issued in respect of those Shares;

(b)	a “Direction Notice” means a notice issued by the Company pursuant to Article 95.1;

(c)	a person shall be treated as appearing to be interested in any Shares if the Member holding such Shares or any other person has given to the Company information under section 793 of the Companies Act 2006 which either names such person as being so interested, or fails to establish the identities of those interested in the Shares and (after taking into account the said information and any other information given under section 793 of the Companies Act 2006) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;

(d)	“interested” shall be construed as it is for the purpose of section 793 of the Companies Act 2006;

(e)	the prescribed period is fourteen days from the date of service of the notice under section 793 of the Companies Act 2006;

(f)	a transfer of Shares is an approved transfer if and only if:

(i)	it is a transfer of Shares to an offeror by way or in pursuance of acceptance of a takeover offer for the Company;

(ii)	the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the Shares to a party unconnected with the Member or with other persons appearing to be interested in such Shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s Shares are normally traded; and

(g)	reference to a person being in default in supplying to the Company the information required by a notice under the said section 793 of the Companies Act 2006 includes:

(i)	reference to his having failed or refused to give all or any part of it; and

(ii)	reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular.

95.6.	Nothing in this Article 95 shall limit the powers of the Company under section 794 of the Companies Act 2006 or any other powers whatsoever.

CONSOLIDATION AND SUBDIVISION OF SHARES

96	Procedure for disposing of fractions of Shares

96.1.	This Article applies where:

(a)	there has been a consolidation or division of Shares, and

(b)	as a result, Members are entitled to fractions of Shares.

96.2.	The Directors may deal with such fractions as they think fit and in particular (but without prejudice to the foregoing):

(a)	sell the Shares representing the fractions to any person including the Company for the best price reasonably obtainable;

(b)	in the case of a Certificated Share, authorise any person to execute an Instrument of transfer of the Shares to the purchaser or a person nominated by the purchaser; and

(c)	distribute the net proceeds of sale in due proportion among the Holders of the Shares.

96.3.	Where any Holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Directors, that Member’s portion may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland.

96.4.	The person to whom the Shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

96.5.	The transferee’s title to the Shares is not affected by any irregularity in or invalidity of the process leading to their sale.

96.6.	The Directors may, without prejudice to Article 96.2 and subject to the Companies Acts and any other applicable laws, in each case where the number of Shares held by the Holder is not an exact multiple of the number of Shares to be consolidated into a single Share, issue to such Holder credited as Fully Paid by way of capitalisation the minimum number of Shares required to round up his holdings to a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such Shares shall be appropriated at its discretion from any sums standing to the credit of any of the Company’s reserve accounts (including, subject to the Companies Act 2006, share premium account and capital redemption reserve) or to the credit of the profit and loss account and capitalised by applying the same in paying up such Shares.

DISTRIBUTIONS

97	Procedure for declaring dividends

97.1.	The Company may by Ordinary Resolution declare dividends and may fix the time for payment of such dividend, and the Directors may decide to pay interim dividends as appear to the Board to be justified by the financial position of the Company. For the avoidance of doubt, no dividend shall be payable to the Company itself in respect of any Shares held by it as treasury shares (except to the extent permitted by the Companies Acts or any other provision of law).

97.2.	A dividend must not be declared unless the Directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the Directors.

97.3.	No dividend may be declared or Paid unless it is in accordance with Members’ respective rights.

97.4.	If the Company’s Share capital is divided into different classes, no interim dividend may be Paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

97.5.	The Directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

97.6.	If the Directors act in good faith, they do not incur any liability to the Holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on Shares with deferred or non-preferred rights.

98	Currency of dividends

Dividends may be declared or paid in any currency and the Directors may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met, in relation to the currency of any dividend.

99	Calculation of dividends

99.1.	Except as otherwise provided by the Articles, by Members’ resolution, the Directors’ decision to pay a dividend, the rights attached to, or the terms of issue of any Shares, all dividends must be apportioned and Paid proportionately to the amounts Paid up on the Shares in respect of which the dividend is paid during any portion or portions of the period in respect of which the dividend is Paid.

99.2.	If any Share is issued on terms providing that it ranks for dividend as from a particular date, that Share ranks for dividend accordingly.

99.3.	For the purposes of calculating dividends, no account is to be taken of any amount which has been Paid up on a Share in advance of the due date for payment of that amount.

100	Payment of dividends and other distributions

100.1.	Where a dividend or other sum which is a distribution is payable in respect of a Share, it must be Paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the Distribution Recipient either in Writing or as the Directors may otherwise decide;

(b)	sending a cheque made payable to the Distribution Recipient by post to the Distribution Recipient at the Distribution Recipient’s registered address (if the Distribution Recipient is a Holder of the Share), or (in any other case) to an address specified by the Distribution Recipient either in Writing or as the Directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the Distribution Recipient has specified either in Writing or as the Directors may otherwise decide;

(d)	in relation to any dividend or other sum payable in respect of Shares held in Uncertificated form, by means of a Relevant System; or

(e)	any other means of payment as the Directors agree with the Distribution Recipient either in Writing or by such other means as the Directors decide,

and subject always, in the case of Shares held in Uncertificated form, to the facilities and requirements of the Relevant System concerned where payment is to be made by means of such system.

100.2.	In the Articles, the “Distribution Recipient” means, in respect of a Share in respect of which a dividend or other sum is payable:

(a)	the Holder of the Share;

(b)	if the Share has two or more joint Holders, whichever of them is named first in the register of Members; or

(c)	if the Holder is no longer entitled to the Share by reason of death or Bankruptcy, or otherwise by operation of law, the Transmittee.

101	Uncashed dividends and other distributions

The Company may cease to send any cheque or warrant through the post or may stop the transfer of any sum by any bank or other funds transfer system or may stop any other means of payment, as the case may be, for any dividend payable on any Shares which is normally paid in that manner on those Shares if either in respect of at least two consecutive dividends payable on those Shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer of other means of payment has failed or in respect of one dividend payable on those Shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed and reasonably enquiries made by the Company have failed to establish any new address of the Holder of those Shares but, subject to the provisions of these Articles, the Company shall recommence sending cheques or warrants or transferring funds or using the other means of payment, as the case may be, in respect of dividends payable on those Shares if the Holder or person entitled by transmission claims the arrears of the dividend in which event the Company shall resume payment of dividend (and arrears) as notified by the claimant or, in the absence of such notification, in the same manner in which payment was effected prior to the suspension of the payment of dividend. If any such cheque, warrant or order has or is alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

102	Deductions from distributions in respect of sums owed to the Company

102.1.	If:

(a)	a Share is subject to the Company’s Lien; and

(b)	the Directors are entitled to issue a Lien Enforcement Notice in respect of it,

they may, instead of issuing a Lien Enforcement Notice, deduct from any dividend or other sum payable in respect of the Share any sum of money which is payable to the Company in respect of that Share to the extent that they are entitled to require payment under a Lien Enforcement Notice.

102.2.	Money so deducted must be used to pay any of the sums payable in respect of that Share.

102.3.	The Company must notify the Distribution Recipient in Writing of:

(a)	the fact and amount of any such deduction;

(b)	any non-payment of a dividend or other sum payable in respect of a Share resulting from any such deduction; and

(c)	how the money deducted has been applied.

103	No interest on distributions

103.1.	The Company may not pay interest on any dividend or other sum payable in respect of a Share unless otherwise provided by:

(a)	the rights attached to the Share; or

(b)	the provisions of another agreement between the Holder of that Share and the Company.

104	Unclaimed distributions

104.1.	All dividends or other sums which are:

(a)	payable in respect of Shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

104.2.	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

104.3.	If:

(a)	twelve (12) years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the Distribution Recipient has not claimed it,

the Distribution Recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

105	Non-cash distributions

105.1.	Subject to the terms of issue of the Share in question, the Company may, by Ordinary Resolution on the recommendation of the Directors, decide to pay all or part of a dividend or other distribution payable in respect of a Share by transferring non-cash assets of equivalent value (including, without limitation, Shares or other securities in any company).

105.2.	If the Shares in respect of which such a non-cash distribution is Paid are Uncertificated, any Shares in the Company which are issued as a non-cash distribution in respect of them must be Uncertificated.

105.3.	For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any Distribution Recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

106	Waiver of distributions

106.1.	Distribution Recipients may waive their entitlement to a dividend or other distribution payable in respect of a Share by giving the Company notice in Writing to that effect, but if:

(a)	the Share has more than one Holder; or

(b)	more than one person is entitled to the Share, whether by reason of the death or Bankruptcy of one or more joint Holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the Holders or persons otherwise entitled to the Share.

107	Record dates

107.1.	All dividends and interest shall belong and be paid (subject to any Company’s Lien) to those Members whose names shall be on the register at the Record Date despite any subsequent transfer or transmission of Shares.

107.2.	Subject to any provision of the Companies Acts or any other provision of law, the “Record Date” is such date specified by the Company or the Directors by resolution as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the Holders of Shares shall be entitled to receipt of any dividend, distribution, allotment, issue, notice, information, Document or circular and such record date may be on or before the date the same is made, paid or despatched or (in the case of any dividend, interest, allotment or issue) after the date on which the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of the transferors and transferees of any such Shares.

108	Return of capital

108.1.	If the Company is in liquidation, the liquidator may, if they are so authorised by a Special Resolution of the Members of the Company and any other authority required by any applicable statutory provision:

(a)	divide among the Holder(s) of the Shares (excluding the Company itself to the extent that it is a Member by virtue only of its holding any Shares as treasury Shares) in specie or in kind the whole or any part of the assets of the Company whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as the liquidator deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members; or

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Holder(s) of the Shares as the liquidator determines, and the liquidation of the Company may be closed and the Company dissolved, provided that no Member shall be compelled to accept any assets upon which there is any liability.

109	Distribution of Shares or other consideration on a transfer or sale

A Special Resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 of the Insolvency Act 1986 may authorise the distribution of any Shares or other consideration receivable by the liquidator among the Members (whether or not in accordance with the existing rights of Members) and any such distribution shall be binding on all Members subject to the right of dissent and consequential rights conferred by section 111 of the Insolvency Act 1986.

110	Scrip dividends

With the prior approval of an Ordinary Resolution of the Company passed at any general meeting, the Directors may, in respect of any dividend specified by the Ordinary Resolution, offer any Holders of Ordinary Shares (excluding, for the avoidance of doubt, the Company itself to the extent that it is such a Holder by virtue only of its holding any Shares as treasury shares) the right to elect to receive in lieu of that dividend (or part of any of that dividend) an allotment of Ordinary Shares credited as Fully Paid. In any such case, the following provisions shall apply:

(a)	the Ordinary Resolution may authorise the Directors to make such offer in respect of a particular dividend (whether or not already declared or recommended) and/or in respect of all or any dividends declared, proposed to be paid or made within a period specified by that Ordinary Resolution;

(b)	the basis of allotment shall be determined by the Directors so that the value (calculated at the Relevant Price) of the additional Ordinary Shares each holder of Ordinary Shares who elects to receive the same shall be allotted in lieu of any amount of dividend shall equal as nearly as possible the net cash amount of the dividend that such holder elects to forgo and may (with the sanction of a Special Resolution) exceed such amount. For the purposes of this Article 110, the “Relevant Price” of an Ordinary Share shall be equal to the average middle market quotation for the Ordinary Shares as derived from the Daily Official List of London Stock Exchange, or the middle-market quotation of American Depositary Shares in Nasdaq (adjusted as the Directors shall determine to reflect the number of Ordinary Shares represented by each American Depositary Share), on such five consecutive dealing days as the Directors shall determine, provided the first of such days shall be on or after the day on which such Ordinary Shares are first quoted “ex” the relevant dividend, or shall be calculated in such other manner as the Directors may determine and is set out in the announcement of the availability of the election in respect of the relevant dividend. A certificate or report by the auditors of the Company as to the amount of the Relevant Price in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report, the auditors of the Company may rely on advice or information from brokers or other sources of information as they think fit;

(c)	if the Directors determine to allow such right of election on any occasion, they shall give notice in Writing to the holders of Ordinary Shares of the right of election offered to them and shall specify the procedure to be followed (which, for the avoidance of doubt, may include an election by means of a Relevant System). The Directors may also establish or vary a procedure for election mandates under which shareholders may elect to receive Ordinary Shares instead of cash both in respect of the relevant dividend and (until they notify the Company that such mandate is revoked) in respect of future dividends not yet declared or resolved (and, accordingly, in respect of which the basis of allotment shall not have been determined) and the Directors may include in the procedure the right to make and revoke such election by means of a Relevant System;

(d)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which the share election has been duly exercised (for the purposes of this Article 110, the “Elected Ordinary Shares”), and in the place of that dividend, additional Shares (subject to paragraph (e)) shall be allotted to the holders of the Elected Ordinary Shares on the basis of allotment determined as already described. For this purpose, the Directors shall capitalise, out of such of the sums standing to the credit of any reserve (including any share premium account or capital redemption reserve and/or profit and loss account) as the Directors may determine, whether or not the same is available for distribution, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of Ordinary Shares for allotment and distribution to and amongst the holders of the Elected Ordinary Shares on such basis;

(e)	no fraction of any Share shall be allotted. The Directors may make provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit of any fractions accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such shareholder of Fully Paid Shares and/or provisions whereby cash payments may be made to Members in respect of their fractional entitlements;

(f)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with the Fully Paid Ordinary Shares then in issue, save only as regards participation in the relevant dividend;

(g)	Article 111 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article;

(h)	the Directors may on any occasion determine that rights of election shall not be made available in respect of Ordinary Shares represented by depositary receipts or to any holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, undesirable or impracticable and in such event the provisions of this Article shall be read and construed subject to such determination;

(i)	in relation to any particular proposed dividend, the Directors may in their absolute discretion amend, suspend or withdraw the offer previously made to holders of Ordinary Shares to elect to receive additional Ordinary Shares in lieu of the cash dividend (or any part of it) at any time prior to the allotment of the additional Ordinary Shares; and

(j)	unless the Directors otherwise determine, or unless the Regulations and/or the rules of the Relevant System concerned otherwise require, the new Ordinary Share(s) which a shareholder has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his Elected Ordinary Shares shall be Uncertificated (in respect of the shareholder’s Elected Ordinary Shares which were in Uncertificated form on the date of his election) and Certificated (in respect of the shareholder’s Elected Ordinary Shares which were Certificated on the date of his election).

CAPITALISATION OF PROFITS

111	Authority to capitalise and appropriation of Capitalised Sums

111.1.	Subject to the Articles, the Directors may, if they are so authorised by an Ordinary Resolution:

(a)	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s Share premium account or capital redemption reserve; and

(b)	appropriate any sum which they so decide to capitalise (a “Capitalised Sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “Persons Entitled”) and in the same proportions.

111.2.	Capitalised Sums must be applied:

(a)	on behalf of the Persons Entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

111.3.	Any Capitalised Sum may be applied in paying up new Shares of a nominal amount equal to the Capitalised Sum which are then allotted credited as Fully Paid to the Persons Entitled or as they may direct.

111.4.	A Capitalised Sum may be applied:

(a)	in or towards paying up any amounts unpaid on existing Shares held by the Persons Entitled; or

(b)	in paying up new debentures of the Company which are then allotted credited as Fully Paid to the Persons Entitled or as they may direct.

111.5.	Subject to the Articles the Directors may:

(a)	apply Capitalised Sums in accordance with Articles 111.3 and 111.4 partly in one way and partly in another;

(b)	make such arrangements as they think fit to deal with Shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional Certificates or the making of cash payments); and

(c)	authorise any person to enter into an agreement with the Company on behalf of all the Persons Entitled which is binding on them in respect of the allotment of Shares and debentures to them under this Article.

PART 5

MISCELLANEOUS PROVISIONS

COMMUNICATIONS

112	Means of communication to be used

112.1.	Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Companies Act 2006 provides for Documents, information or notices which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

112.2.	Subject to the Articles, any notice or Document to be sent or supplied to a Director in connection with the taking of decisions by Directors may also be sent or supplied by the means by which that Director has asked to be sent or supplied with such notices or Documents for the time being.

112.3.	Subject to the Articles, a Director may agree with the Company that notices or Documents sent to that Director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

113	Hard Copy Form

Any Document, information or notice is validly sent or supplied by the Company in Hard Copy Form if it is handed to the intended recipient or sent or supplied by hand or through the post in a prepaid envelope:

(a)	to an address specified for the purpose by the intended recipient;

(b)	if the intended recipient is a company, to its registered office;

(c)	to the address shown in the Company’s register of Members;

(d)	to any address to which any provision of the Companies Acts authorises it to be sent or supplied; or

(e)	if the Company is unable to obtain an address falling within paragraphs (a) to (d), to the last address known to the Company of the intended recipient.

114	Electronic form

Any Document, information or notice is validly sent or supplied by the Company in Electronic Form:

(a)	to a person if that person has agreed (generally or specifically) that the Document, information or notice may be sent or supplied in that form and has not revoked that agreement; or

(b)	to a company that is deemed to have so agreed by the Companies Acts.

115	Electronic means

Any Document, information or notice is validly sent or supplied by the Company by electronic means if it is sent or supplied:

(a)	to an address specified for the purpose by the intended recipient (generally or specifically); or

(b)	where the intended recipient is a company, to an address deemed by the Companies Acts to have been so specified.

116	Website

Any Document, information or notice is validly sent or supplied by the Company to a person by being made available on a website if:

(a)	the person has agreed (generally or specifically) that the Document, information or notice may be sent or supplied to him in that manner, or he is taken to have so agreed under Schedule 5 of the Companies Act 2006, and in either case he has not revoked that agreement;

(b)	the Company has notified the intended recipient of:

(i)	the presence of the Document, information or notice on the website,

(ii)	the address of the website;

(iii)	the place on the website where it may be accessed;

(iv)	how to access the Document, information or notice; and

(v)	any other information prescribed by the Companies Acts or any other provisions of law including, when the Document, information or notice is a notice of meeting, that fact, the place, date and time of the meeting and whether the meeting is an annual general meeting; and

(c)	the Document, information or notice is available on the website throughout the period specified by any applicable provision of the Companies Acts or, if no such period is specified, the period of 28 days starting on the date on which the notification referred to in paragraph (b) above is sent to the relevant person.

117	Sending or supplying any Document, information or notice by any other means

Any Document, information or notice that is sent or supplied otherwise than in hard copy or Electronic Form or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

118	Joint holders

In respect of joint holdings all Documents, notices and information shall be sent or supplied to the joint holder whose name stands first in the register in respect of such joint holding, and notice so sent or supplied shall be sufficient notice to all the joint holders. A joint holder whose name stands first in the register but who has no specified or registered address in the United Kingdom for the service of notices shall be disregarded for this purpose except to the extent that the Company intends to send or supply a notice by electronic means and the joint holder whose name stands first in the register has agreed (generally or specifically) to the sending or supply of that Document, information or notice by electronic means and has not revoked that agreement and he has notified the Company of an address for that purpose. Anything to be agreed or specified in respect of a joint holding may be agreed or specified by the joint holder whose name stands first in the register. Paragraphs 16(2) and 16(3) of Schedule 5 of the Companies Acts shall not apply.

119	Members resident abroad

A Member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive any Document, information or notice from the Company except to the extent that the Directors decide to send a Document, information or a notice to that Member by electronic means and that Member has consented (or is deemed to have consented) to the sending of that Document, information or notice by electronic means and he has, where necessary, notified the Company of an address for that purpose.

120	Presence at meeting evidence in itself of receipt of notice

A Member present either in person or by proxy, or in the case of a corporate Member by a duly authorised representative, at any meeting of the Company or of the Holders of any class of Shares shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.

121	Document, information or notice given by advertisement in certain circumstances

Unless the Companies Acts or any other provisions of law require a notice, Document or information to be sent or supplied in a different way, any notice, information or Document shall be sufficiently sent or supplied if published by advertisement inserted once in at least one national newspaper published in the United Kingdom.

122	When Document, information or notice is deemed served

122.1.	Where a Document, information or a notice is sent by post it shall be deemed to have been received by the intended recipient 48 hours after it was posted. In proving such service, it shall be sufficient to prove that the letter containing the notice or Document was properly addressed, prepaid and posted.

122.2.	A notice given by advertisement shall be deemed to have been given or served on the day on which the advertisement appears.

122.3.	Where a Document, information or notice is sent or supplied by electronic means it shall be deemed to have been received by the intended recipient on the day on which the Document, information or notice was sent or supplied by or on behalf of the Company. In proving such service, it shall be sufficient to prove that the Document, information or notice was properly addressed.

122.4.	Where a Document, information or notice is sent or supplied by means of a website, it is deemed to have been received by the recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

122.5.	In calculating a period of hours for the purposes of this Article, it is immaterial whether a day is a working day (as defined in the Companies Act 2006) or not.

122.6.	Where a Document, information or a notice to be given or sent by electronic means has failed to be transmitted after three attempts, then that notice or other Document shall nevertheless be deemed to have been sent for the purposes of Article 122.3 and, without prejudice to Article 124, that failure shall not invalidate any meeting or other proceeding to which the notice or Document relates.

123	Manner of giving notice of general meetings

Notice of every general meeting shall, subject to the provisions of these Articles, be given in any manner authorised in these Articles to:

(a)	every Member entitled to notice under Articles 118, 119 or otherwise;

(b)	all Persons Entitled to a Share in consequence of death or Bankruptcy of a Member, if the Company has been notified in accordance with Article 125;

(c)	the auditors for the time being of the Company; and

(d)	the Directors of the Company.

No other person shall be entitled to receive notices of general meetings.

124	Omission or non-receipt of Document, notice or information.

Without prejudice to any other Articles, the accidental failure to send any Document, notice or information to or the non-receipt of any Document, notice or information by any person entitled to any Document, notice or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

125	Service of Document, notice or information on person entitled by transmission

A person entitled to a Share in consequence of the death or Bankruptcy of a Member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the Share, and upon supplying also an address within the United Kingdom for the sending or supply of Documents, notices or information (or, in relation to any Document, notice or information which that person agrees (generally or specifically) to receive and which the Company intends to send or supply using electronic means, an address for that purpose), shall be entitled to have sent or supplied to him at such address any Document, notice or information to which the Member (but for his death or Bankruptcy) would have been entitled, and that sending or supply shall for all purposes be deemed a sufficient sending or supply of that Document, notice or information on all persons interested (whether jointly with or as claiming through or under him) in the Share. Except as already provided, any Document, information or notice sent by post to, left at, or sent or supplied using electronic means to the address of any Member in pursuance of these Articles shall, even if the Member is then dead or bankrupt, and whether or not the Company has notice of his death or Bankruptcy, be deemed to have been duly sent or supplied in respect of any Share registered in the name of such Member as sole or first-named joint holder.

126	Notice when post not available

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company desires to but is unable effectively to convene a general meeting by notices sent through the post then, despite the availability of any other method of sending or supplying notices under Articles 114, 115, 116 and 117, a general meeting may be convened by a notice advertised on the same date in at least one national newspaper published in the United Kingdom and such notice shall be deemed to have been duly sent or supplied to all Members entitled to it to whom the Company would otherwise have sent the relevant notice by post at noon on the day on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post to all Members to whom it would otherwise have sent the original notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

127	Failure to notify contact details

127.1.	If:

(a)	the Company sends two consecutive Documents to a Member over a period of at least twelve (12) months; and

(b)	each of those Documents is returned undelivered, or the Company receives notification that it has not been delivered,

that Member ceases to be entitled to receive notices from the Company.

127.2.	A Member who has ceased to be entitled to receive notices from the Company becomes entitled to receive such notices again by sending the Company:

(a)	a new address to be recorded in the register of Members; or

(b)	if the Member has agreed that the Company should use a means of communication other than sending things to such an address, the information that the Company needs to use that means of communication effectively.

128	Reference to Documents being served etc.

The provisions of Article 112 through to 127 apply to any notice, Document or information to be sent or supplied under these Articles whether the Articles require the notice, Document or information to be “sent” or “supplied” or any other word such as “given”, “delivered” or “served”.

ADMINISTRATIVE ARRANGEMENTS

129	Destruction of Documents

129.1.	The Company is entitled to destroy:

(a)	all Instruments of transfer of Shares which have been registered, and all other Documents on the basis of which any entries are made in the register of Members, from six (6) years after the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

(c)	all Share Certificates which have been cancelled from one year after the date of the cancellation;

(d)	all Paid dividend warrants and cheques from one year after the date of actual payment; and

(e)	all Proxy Notices from one year after the end of the meeting to which the Proxy Notice relates.

129.2.	If the Company destroys a Document in good faith, in accordance with the Articles, and without notice of any claim to which that Document may be relevant, it is conclusively presumed in favour of the Company that:

(a)	entries in the register purporting to have been made on the basis of an Instrument of transfer or other Document so destroyed were duly and properly made;

(b)	any Instrument of transfer so destroyed was a valid and effective Instrument duly and properly registered;

(c)	any Share Certificate so destroyed was a valid and effective Certificate duly and properly cancelled; and

(d)	any other Document so destroyed was a valid and effective Document in accordance with its recorded particulars in the books or records of the Company.

129.3.	This Article does not impose on the Company any liability which it would not otherwise have if it destroys any Document before the time at which this Article permits it to do so.

129.4.	In this Article, references to the destruction of any Document include a reference to its being disposed of in any manner.

130	No right to inspect accounts and other records

130.1.	Except as provided by law or authorised by the Directors or an Ordinary Resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or Documents merely by virtue of being a Member.

131	Provision for employees on cessation of business

The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

132	Indemnity

132.1.	Subject to Article 132.3, a Relevant Director of the Company or an associated company may be indemnified out of the Company’s assets against:

(a)	any liability incurred by that Director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company;

(b)	any liability incurred by that Director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006); and

(c)	any other liability incurred by that Director in the actual or purported execution or discharge of his duties, the exercise or purported exercise of his powers or otherwise in relation to his duties or powers as an officer of the Company or an associated company.

132.2.	Where a Relevant Director is indemnified against a liability in accordance with this Article, the indemnity extends to each cost, charge, loss, expense and liability incurred by him in relation to that liability.

132.3.	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

132.4.	In this Article and Article 133:

(a)	companies are associated if one is a Subsidiary of the other or both are subsidiaries of the same body corporate, and

(b)	a “Relevant Director” means any Director or former Director, or other officer or former officer, of the Company or an associated company.

133	Insurance

133.1.	Subject to and so far as may be permitted by the Companies Acts and any other provision of law, the Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any Relevant Director in respect of any Relevant Loss.

133.2.	In this Article:

(a)	a “Relevant Loss” means any loss or liability which has been or may be incurred by a Relevant Director in connection with that Relevant Director’s actual or purported execution and/or discharge of his duties or powers in relation to the Company, any associated company or any pension fund or employees’ Share scheme of the Company or associated company; and

(b)	companies are associated if one is a Subsidiary of the other or both are subsidiaries of the same body corporate.

134	Defence expenditure

134.1.	Subject to and so far as may be permitted by the provisions of the Companies Acts and any other provision of law, the Company may:

(a)	provide a Director or other officer of the Company or of its associated companies with funds to meet expenditure incurred or to be incurred by him:

(i)	in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company or in connection with any application for relief under any of the provisions referred to in section 205(5) of the Companies Acts; and

(ii)	in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company; and

(b)	do anything to enable such a Director or other officer to avoid incurring such expenditure.

APPROVED DEPOSITARIES

135	Maintenance of register by Approved Depositary

An Approved Depositary shall maintain a register or system(s) (the “Proxy Register”) in which shall be recorded the aggregate number of Ordinary Shares which for the time being are registered in the name of the Approved Depositary or its nominee (the “Depositary Shares”) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 136 below and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his “Appointed Number”). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

136	Appointment of Approved Proxies

Without prejudice to the right of an Approved Depositary or its nominee to exercise any rights conferred in these Articles, an Approved Depositary or its nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an “Appointed Proxy”) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

137	Rights of Appointed Proxies

Subject to the Companies Acts and any other provisions of law and subject to the provisions of this Article 137, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

(a)	shall upon production to the Company at a general meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights, and subject to the same restrictions, in relation to his Appointed Number as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its nominee) in accordance with Article 56 to Article 60 (inclusive); and

(b)	shall himself be entitled, by an Instrument of proxy duly signed by him and deposited with the Company in accordance with Article 59, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these paragraphs shall apply (mutatis mutandis) in relation to such an appointment as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 56 through to Article 60.

138	Notices to Appointed Proxies

The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all notices and other Documents which are sent to the Holders of Ordinary Shares.

139	Payment of dividends to Appointed Proxies

The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the Ordinary Shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its nominee in respect of the Ordinary Shares concerned.

140	Determination of entitlement of Appointed Proxies

140.1.	For the purposes of determining which persons are entitled as Appointed Proxies:

(a)	to exercise the rights conferred by Article 137;

(b)	to receive notices and other Documents sent pursuant to Article 138; and

(c)	to be paid dividends pursuant to Article 139,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (an “Appointed Proxy Record Date”) determined by the Approved Depositary in consultation with the Company.

140.2.	When an Appointed Proxy Record Date is determined for a particular purpose:

(a)	the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Appointed Proxy Record Date; and

(b)	changes to entities in the Proxy Register after the close of business on the Appointed Proxy Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

141	No interest in Shares

Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in Shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 137(b) the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

142	Questions as to validity to vote Depositary Shares

If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of Shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the Chairman of the Meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.